Exhibit 10.2

SIXTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of October 6, 2021, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and EIGER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Parent”), EB Pharma, LLC, a Delaware limited liability company (“EB Pharma”) and EBPI Merger, Inc., a Delaware corporation (“EBPI”), each with offices located at 2155 Park Blvd., Palo Alto, CA 94306 (Parent, EB Pharma and EBPI, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 30, 2016 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of April 24, 2017, that certain Second Amendment to Loan and Security Agreement dated as of May 11, 2018, that certain Second Amendment to Loan and Security Agreement dated as of May 11, 2018, that certain Third Amendment to Loan and Security Agreement dated as of March 5, 2019 and that certain Default Waiver, that certain Fourth Amendment to Loan and Security Agreement dated as of March 10, 2020 and that certain Fifth Amendment to Loan and Security Agreement dated as of February 23, 2021, collectively, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Borrower has requested that Collateral Agent and Lenders amend certain provisions of the Loan Agreement. Collateral Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 13 (Definitions). The following terms and their respective definitions hereby are added, in appropriate alphabetical order, or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) thirty (30) day U.S. LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue, and (ii) two and fifty-one one hundredths percent (2.51%), plus (b) six and sixty-four one hundredths percent (6.64%). Notwithstanding the foregoing, (x) the Basic Rate for the Term Loan for the period from the Effective Date through and including March 31, 2019 shall be nine and fifteen one hundredths percent (9.15%) and (y) the Basic Rate shall not reset below nine and fifteen one hundredths percent (9.15%). Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Collateral Agent may amend this Agreement to replace the Basic Rate with a LIBOR Replacement Rate. Any such amendment with respect to a LIBOR Transition Event will become effective at 5:00 p.m. (Eastern Standard Time) on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

WEST\2961272243

Exhibit 10.2

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is David Cory as of the Sixth Amendment Effective Date, and (ii) Chief Financial Officer, who is Sriram Ryali as of the Sixth Amendment Effective Date.

“LIBOR Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include SOFR) that has been selected by Collateral Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR rate for U.S. dollar-denominated syndicated credit facilities and (b) the LIBOR Replacement Spread; provided that, if the LIBOR Replacement Rate as so determined would be less than zero, the LIBOR Replacement Rate will be deemed to be zero for the purposes of this Agreement.

“LIBOR Replacement Spread” means, with respect to any replacement of the Basic Rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Collateral Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate for U.S. dollar-denominated syndicated credit facilities at such time.

“LIBOR Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR rate:

(1)a public statement or publication of information by or on behalf of the administrator of the LIBOR rate announcing that such administrator has ceased or will cease to provide the LIBOR rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR rate, a resolution authority with jurisdiction over the administrator for the LIBOR rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR rate, which states that the administrator of the LIBOR rate has ceased or will cease to provide the LIBOR rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate announcing that the LIBOR rate is no longer representative.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

WEST\2961272243

Exhibit 10.2

“Sixth Amendment Effective Date” is October 6, 2021.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this

WEST\2961272243

Exhibit 10.2

Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.Miscellaneous.

6.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

6.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

WEST\2961272243

Exhibit 10.2

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ Sri Ryali
Name:	Sri Ryali
Title:	CFO

EB PHARMA, LLC

By:	/s/ David Cory
Name:	David Cory
Title:	CEO

EBPI MERGER, INC.

By:	/s/ David Cory
Name:	David Cory
Title:	CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Sixth Amendment to Loan and Security Agreement]

WEST\2961272243